VB&T Certified Public Accountants, PLLC	250 W57th Street Suite 1632 New York, NY 10107 T:1.212.448.0010 F:1.888.99.PCAOB (72262)	E-mail: fvb@getcpa.com rtse@getcpa.com info@getcpa.com www.getcpa.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated May 25, 2011 in this Registration Statement (Form N-1A No. 333-63151) of Prasad Growth Fund, (the Fund), a series of Prasad Series Trust.

VB&T CERTIFIED PUBLIC ACCOUNTANTS, PLLC

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